LOAN AGREEMENT

THIS LOAN AGREEMENT made the 6th day of April, 2010, between ELAYAWAY, INC., a corporation organized and existing under the laws of Florida, with its principal office located at 1625 Summit Lake Drive, Suite 205, Tallahassee, Florida 32317 ("Borrower"), and GARY KLINE ("Lender").

RECITALS

A. Borrower has had negotiations with Lender for the purpose of borrowing from Lender a principal sum of $100,000.00 for the purpose of interim financing pending recapitalization.

B. Lender is willing to make a loan to Borrower on the terms and conditions set forth in this agreement.

C. Lender has been notified that Borrower will be completing a reverse triangular merger (the "Merger") with Tedom Capital, Inc. ("Tedom"), a Delaware public company traded under the symbol TDOM.OB, on or about April 12, 2010.

D. After the merger, the Loan Agreement will be transferred to the parent company, initially Tedom, which will change its name to eLayaway, Inc. The Borrower will change its name to eLayawayCOMMERCE, Inc. (or a name to be disclosed by no later than April 30, 2010).

E. Post-merger, eLayaway, Inc., the Delaware company, will become the Borrower of record.

In consideration of the matters described above, and of the mutual benefits and obligations set forth in this agreement, the parties agree as follows:

SECTION ONE - AMOUNT OF LOAN; INTEREST

Lender shall loan to Borrower $100,000.00 and Borrower will borrow on the following terms:

The loan shall be evidenced by an unsecured note ("Note"), which shall incorporate the terms and conditions of this Loan Agreement by reference, the principal of which note shall be due and payable in one (1) installment due in one (1) year. Lender shall have the option to either accrue interest at the rate of twelve percent (12%) per annum on the unpaid balance of the Note, receive monthly interest payment by the fifth business day of the following month, or a combination of the two options. The interest will be accrued as a default and will be paid only when notification by Lender is made to Borrower by the last business day of the month.

SECTION TWO - PREPAYMENT; REFINANCING

After Borrower provides a thirty (30) day notice to Lender of Borrower's intent to do so, Borrower shall have the right to prepay all or any part of this loan without penalty on the last day of any month, with all prepayments at its option to be applied to any installment due later. Prior to the prepayment, Lender may exercise his conversion rights described in Section Eight. Each installment payment or partial payment shall be credited first to the interest due, and the remainder to principal; interest accrual shall cease upon the principal so credited. Any reduction in the amount of the outstanding principal balance shall correspondingly reduce, prorata, the equity to which Lender is entitled under the conversion of debt to equity provisions in this Agreement.

SECTION THREE - BORROWER TO RENDER FINANCIAL INFORMATION

While any of this loan, principal or interest, remains unpaid, Borrower shall, upon request, furnish to Lender promptly on its completion a copy of the unaudited quarterly statements of operations (including year-to-date data) of the financial condition of Borrower.

SECTION FOUR - BORROWER TO CONTINUE IN OPERATION

Borrower agrees to continue its business for the purposes now operating, and to maintain, preserve, and keep all of its property, buildings, machinery, equipment, and fixtures necessary for the operation of its business in good repair and condition, and from time to time, Borrower will make all necessary and proper repairs and replacements. Borrower agrees to promptly pay and discharge, when due, salaries and wages of employees, and any and all federal or other taxes lawfully assessed and imposed on it; provided, however, that nothing contained in this agreement shall be construed as prohibiting Borrower from contesting, in good faith, the validity of any such taxes.

SECTION FIVE - BORROWER'S PROPERTY TO REMAIN UNENCUMBERED

Borrower agrees not to create or permit the creation or continuance of any lien or encumbrance on its assets other than liens which exist and are perfect as of the date of Note, except any liens for taxes not due and payable. Provided, however, this provision does not limit in any way liens and encumbrances for any reasonable purpose in the ordinary course of Borrower's business.

SECTION SIX - ACCELERATION OF INDEBTEDNESS

The principal and interest owing under any indebtedness made and arising under this loan agreement shall immediately become due and payable without notice, presentment, demand, protest, or notice of protest of any kind, all of which are waived by Borrower, in the event that:

A. Borrower, without prior written consent of Lender, defaults in the performance or observance of any of the agreements herein;

B. Any sum payable on account of principal or interest shall not be paid within ten (10) days after it becomes due;

C. Borrower shall make a general assignment for the benefit of creditors or file a petition in voluntary bankruptcy or a petition or answer seeking reorganization of Borrower or a readjustment of its indebtedness under federal bankruptcy law, or consent to the appointment of a receiver or trustee of its properties; or

D. Borrower shall be adjudged bankrupt or insolvent, or a petition or proceedings for bankruptcy or for reorganization shall be filed against it and it shall admit the material allegations, or an order, judgment, or decree shall be made approving such a petition, and such order, judgment, or decree shall not be vacated or stayed within thirty (30) days of its entry, or a receiver or trustee shall be appointed for Borrower or its properties or any part of its properties and remain in possession for thirty (30) days.

SECTION SEVEN - TAXES ON LOAN

Borrower agrees to pay any and all tax or taxes directly assessed on account of the Note and this loan.

SECTION EIGHT - CONVERSION OF DEBT TO EQUITY

To the extent the debt represented by the Note remains unpaid, Lender may convert the outstanding principal and accrued interest balance to an equity ownership in Borrower on or after the maturity date of the loan. The conversion will at $0.25 per share of common stock of the Borrower. Upon Lender's exercise of its right to convert as described herein Lender shall be issued 400,000 shares of common stock of Borrower in and for cancellation of the $100,000.00

in outstanding principal balance of the Note. In the event part of the principal has been paid when Lender elects to convert his debt pursuant to this section, the shares of stock issued to Lender shall be reduced prorata to reflect the outstanding principal balance on the effective date specified by Lender. Borrower shall be obligated to accrue and/or pay interest on the Note through the effective date of the conversion of debt to equity. Notice of Lender's election to convert shall specify an effective date for the conversion, on which effective date the stock shall be issued and delivered to Lender in the normal and customary amount of days required for processing.

SECTION NINE - NOTICES TO PARTIES

Any notice required or authorized to be given to Borrower pursuant to these terms shall be sufficiently given if mailed, registered, by Lender, postage prepaid, to Borrower at 1625 Summit Lake Drive, Suite 205, Tallahassee, Florida 32317, or at such other address as Borrower may from time-to-time file with Lender with copy to Matt Mathews, Esquire, 227 Pinewood Drive, Tallahassee, Florida 32303. Any notice required to be given to Lender pursuant to these terms shall be sufficiently given if mailed, registered, postage prepaid, to Lender at _________, with a copy to _________, Esquire, _______________________. Wherever consent or notice of Lender is required, consent or notice of a majority of the noteholders in dollar amount shall constitute such consent or notice.

SECTION TEN - PROTECTION OF LENDER'S RIGHTS

No delay or failure on the part of Lender in exercising any right, power, or privilege under the terms of this Loan Agreement shall affect such right, power, or privilege; nor shall any single or partial exercise preclude any further exercise, or the exercise of any other right, power, or privilege.

SECTION ELEVEN - SECURITY

In the event of default in the payment of interest or any of the principal installments of the notes given pursuant to this agreement when the same shall be due either according to the terms of the notes or by acceleration pursuant to any of the provisions of this agreement, then in any of such events on demand of Lender, Borrower will give Lender such commercially reasonable security for the payment of the Note issued pursuant to this agreement and then outstanding as Lender and Borrower may agree, including, but not limited to, a mortgage on any real property, or a security interest in any personal property, or legal or equitable interest, then owned by Borrower.

SECTION TWELVE - ATTORNEY'S FEES ON DEFAULT

If Borrower shall default in any of its obligations under this agreement and, in the opinion of Lender, it becomes necessary or proper to employ an attorney to enforce collection of the indebtedness owed by Borrower or to enforce compliance by Borrower with any of the provisions contained in this agreement, Borrower agrees to pay reasonable attorney's fees and all other costs that may reasonably be incurred.

SECTION THIRTEEN - GOVERNING LAW; COPIES

This agreement shall be construed in accordance with and governed by the laws of Florida and may be executed in several counterparts, each of which shall be an original and all collectively shall constitute but one instrument.

SECTION FOURTEEN - ASSIGNMENT OF RIGHTS

The rights of each party under this agreement are personal to that party and may not be assigned or transferred to any other person, firm, corporation, or other entity without the prior, express, and written consent of the other party.

SECTION FIFTEEN – REPRESENTATIONS AND WARRANTIES BY BORROWER

Borrower warrants and represents as follows:

A. Organizational Documents. Attached hereto as Exhibit "A" is a true and correct copy of the Articles of Incorporation of Borrower.

B. Investors. Attached hereto as Exhibit "B" is a true and correct copy of the current shareholders holding common and preferred stock in the Borrower and the number of shares each holds.

C. Financial Statements. Attached hereto as Composite Exhibit "C" are true and correct copies of the audited December 31, 2009 and 2008 balance sheet and statement of operations for Borrower. These financials are audited but have not been signed by the auditor, Scott Salberg, CPA, of Salberg and Company, PA, as they will be final and released to the public in a Form 8-K to be filed by Tedom post-merger between April 12, 2010 and April 16, 2010.

D. Plan of Merger. Attached hereto as Exhibit "D" is a true and correct copy of the Merger Agreement by which Borrower will merge with a public company, Tedom Capital, Inc.

SECTION SIXTEEN - PARAGRAPH HEADINGS

The titles to the paragraphs of this agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this agreement.

Each party has caused this agreement to be executed on its behalf by an authorized person on the date indicated below.

ELAYAWAY, INC.

By: ______________________

Douglas Salie
Type or Print Name

Its: CEO

Date: APRIL 6 2010

____
GARY KLINE

Date: 4/6/10